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                                                         EXHIBIT 99.B1f

                                                         Filed September 8, 1995

                            KEMPER-DREMAN FUND, INC.

                             ARTICLES SUPPLEMENTARY

         Kemper-Dreman Fund, Inc., a Maryland Corporation registered as an open-end investment company under the Investment Company Act of 1940 having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: Immediately prior to the filing of these Articles Supplementary, the Corporation had authority to issue 500,000,000 shares with a par value of $.01 each, of which one hundred million (100,000,000) shares have been classified as the Kemper-Dreman Contrarian Fund Class A Shares, one hundred million (100,000,000) shares have been classified as the Kemper-Dreman High Return Fund Class A Shares, one hundred million (100,000,000) shares have been classified as the Kemper-Dreman Small Cap Value Fund Class A Shares, and one hundred million (100,000,000) shares have been classified as the Kemper-Dreman Fixed-Income Fund Class A Shares.

         SECOND: As of the filing of the Articles Supplementary, the Corporation shall have authority to issue 500,000,000 shares with a par value of $.01 each. Of these shares:

                 a. 60,000 shares (including all previously issued and outstanding Kemper-Dreman Contrarian Fund Class A Shares) are classified as Kemper-Dreman Contrarian Fund Class A Shares, 60,000,000 shares are classified as Kemper-Dreman Contrarian Fund Class B Shares, 15,000,000 shares are classified as Kemper-Dreman Contrarian Fund Class C Shares, 15,000,000 shares are classified as Kemper-Dreman Contrarian Fund Class I Shares;

                 b. 60,000,000 shares (including all previously issued and outstanding Kemper-Dreman High Return Fund Class A Shares) are classified as Kemper-Dreman High Return Fund Class A Shares, 60,000,000 shares are classified as Kemper-Dreman High Return Fund Class B Shares, 15,000,000 shares are classified as Kemper-Dreman High Return Fund Class C Shares, 15,000,000 shares are classified as Kemper-Dreman High Return Fund Class I Shares;

                 c.       60,000,000 shares (including all previously issued
         and outstanding Kemper-Dreman Small Cap Value Fund Class A Shares) are classified as Kemper-Dreman High Small Cap Fund Class A Shares, 60,000,000 shares are classified as Kemper-Dreman Small Cap Fund Class B Shares, 15,000,000 shares are classified as Kemper-Dreman Small Cap Fund Class C Shares, 15,000,000 shares are classified as Kemper-Dreman Small Cap Fund Class I Shares;
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                 d.       1,000,000 shares (including all previously issued and
         outstanding Kemper-Dreman Fixed-Income Fund Class A Shares) are classified as Kemper-Dreman Fixed-Income Class A Shares;

                 e.       49,000,000 are unclassified.

         THIRD: All the shares of common stock of the Corporation, both classified and unclassified, collectively have an aggregate par value of $5,000,000.

         FOURTH: The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Class A Shares of each Fund as set forth in ARTICLE FIFTH of the Corporation's Charter, and in the provisions of the Charter relating to stock of the Corporation generally, remain unchanged.

         FIFTH: Except as set forth below, the Class B, C and I Shares of each Fund of the Corporation shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in ARTICLE FIFTH of the Corporation's Charter and shall be subject to all provisions of the Charter relating to stock of the Corporation generally. In addition, the following voting powers and conversion rights shall apply:

                 (a) any voting rights with respect to Rule 12b-1 Plan of the Class B or Class C Shares of a Fund shall be exercisable by such Class only.

                 (b) the Class B Shares of each Fund shall convert into Class A Shares of the same Fund within a period of six years.

         SIXTH: The Board of Directors of the Corporation has authorized, classified or reclassified the Class A, B, C and I Shares under the authority contained in the Charter of the Corporation.

         SEVENTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         EIGHTH: The total number of shares of each of the Classes of Shares of the Funds has been increased or decreased, as applicable, by the Board of Directors of the Corporation in accordance with section 2-105(c) of the Maryland General Corporation Law.

         The undersigned President acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his or her knowledge, information and belief, the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties for perjury.





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